UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Inphi Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0557980
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3945 Freedom Circle, Suite 1100 Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167564

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share (the “Common Stock”), of Inphi Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-167564), initially filed with the Securities and Exchange Commission on June 16, 2010, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the New York Stock Exchange under the symbol “IPHI.”

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit Number	Description of Document

3.(i).3	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3.(ii).2	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1	Specimen Common Stock Certificate.

4.2	Amended and Restated Investors’ Rights Agreement dated as of January 30, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Inphi Corporation

	By	/S/ YOUNG K. SOHN
Dated: October 28, 2010		Young K. Sohn
Chief Executive Officer and President

INDEX TO EXHIBITS

The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit Number	Description of Document

3.(i).3	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3.(ii).2	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1	Specimen Common Stock Certificate.

4.2	Amended and Restated Investors’ Rights Agreement dated as of January 30, 2008.

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